EXHIBIT 10.10

AMENDMENT AND EXCHANGE AGREEMENT

THIS AMENDMENT AND EXCHANGE AGREEMENT (this “Agreement”) is entered into on August 19, 2016 (the “Execution Date”) by and between RLJ Entertainment, Inc., a Nevada corporation (the “Company”) and the person named on the signature page to this Agreement (the “Holder”). The Holder and the Company may be referred to herein as the “Parties”.

RECITALS

A.	The Company and the Holder entered into a securities purchase agreement, dated as of May 14, 2015 (the “SPA”)
B.	The Holder is the record owner of such aggregate number of shares of Series A-1 preferred stock in Company (the “Existing Preferred Shares”) as set forth on the signature page of the Holder hereto;
C.

The Holder is also the record owners of a warrant (the “Existing Warrant”) granting the Holder rights to purchase such aggregate number of shares of the Company’s common stock, $0.001 par value, (the “Common Stock”) as set forth on the signature page of the Holder attached hereto;

D.

Concurrent with the execution of this Agreement, the Company is entering into that certain Investment Agreement (the “Investment Agreement”) with Digital Entertainment Holdings LLC, a Delaware limited liability company (the “Investor”) whereby the Investor will extend a senior secured loan to the Company (the “Senior Secured Loan”) and the Company will issue to the Investor a warrant granting the Investor rights to convert the Senior Secured Loan into Common Stock; and

E.

In connection with entering into the Investment Agreement, the Company has requested that the Holder (i) agree to certain amendments to the SPA; and (ii) agree to exchange (x) the Existing Preferred Shares for an identical number of shares of a new series of preferred stock (the “New Preferred Shares”) with such preferences and rights as set forth on the certificate of designations and rights of the New Preferred Shares attached hereto as Exhibit B (the “New Certificate of Designations”); and (y) the Existing Warrant for a new warrant to purchase an identical number of shares of Common Stock in the form attached hereto as Exhibit C (the “New Warrant”).

F.

The exchange of the Existing Preferred Shares for the New Preferred Shares and the Existing Warrant for the New Warrant is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”)

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.The Exchange. On the Effective Date (as defined below), pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Existing Preferred Shares and Existing Warrant to the Company in exchange for which the Company agrees to issue the New Preferred Shares and the New Warrant to the Holder as follows (such transactions in this Section 1, the “Exchange”).

(a)In exchange for the Existing Preferred Shares, on the Effective Date the Company shall deliver or cause to be delivered to the Holder (or its designee) a certificate with respect to an identical number of New Preferred Shares at the address for delivery set forth on the signature page of the Holder.

(b)In exchange for the Existing Warrants, on the Effective Date the Company shall deliver or cause to be delivered to the Holder (or its designee) the New Warrant, initially exercisable into an identical number of shares of Common Stock as the Existing Warrant as of the Effective Date (without regard to any limitations on exercise set forth therein) at the address for delivery set forth on the signature page of the Holder.

(c)Upon the Company delivering or causing to be delivered to the Holder such certificate with respect to the New Preferred Shares and the New Warrant, the Existing Preferred Shares and the Existing Warrant shall be deemed to be cancelled. The Holder shall deliver or cause to be delivered to the Company (or its designee) the certificates representing the Existing Preferred Shares and the Existing Warrant as soon as commercially practicable following the Effective Date.

(d)The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2.  Effective Date.  This Agreement shall be effective upon the later of (a) the date the Company shall have executed and filed the New Certificate of Designations with the Nevada Secretary of State, (b) the closing of the transactions contemplated by the Investment Agreement and (c) the date the Company shall have obtained the approval of its stockholders for the issuance of all shares of Common Stock issuable upon conversion of the New Preferred Shares and New Warrants (without regard to any limitations on conversion or exercise in connection therewith) in compliance with the rules and regulations of the Nasdaq Capital Market (such later date, the “Effective Date”).

3.  Amendments.

(a)Amendments to Transaction Documents.  Effective as of the Effective Date, each of the Transaction Documents are hereby amended as follows, mutatis mutandis:

(i)  The defined term “Preferred Stock” is hereby amended to include the “New Preferred Shares” (as defined in the those certain Amendment and Exchange Agreements, dated August 19, 2016, by and between the Company and the Purchaser signatory thereto (the “Exchange Agreement”))”.

(ii)  The defined term “Certificate of Designation” is hereby amended to include the “New Certificate of Designations” (as defined in the Exchange Agreements)”.

(iii) The defined term “Warrants” is hereby amended to include the “New Warrants” (as defined in the Exchange Agreements)”

(iv)  The defined term “Transaction Documents” shall be amended to include this Agreement.

(b)Amendments to SPA.  Effective as of Effective Date, the SPA is hereby amended as set forth in the amendment to securities purchase agreement attached hereto as Exhibit A (the “SPA Amendment”).

4.Representations and Warranties.

(a)Company Bring Down.  Except as set forth on Schedule 3(a) attached hereto, the Company hereby makes the representations and warranties to the Holder as set forth in Section 3.1(b), (c), (d), (e), (f), (h) and (i) of the SPA (as amended hereby) as if such representations and warranties were made as of the date hereof and as of the Effective Date and set forth in their entirety in this Agreement, mutatis mutandis.

(b)Holder Bring Down; Ownership Representation.  The Holder hereby makes the representations and warranties as to itself only as set forth in Section 3.2 of the SPA (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, mutatis mutandis.  The Holder owns the Existing Preferred Shares and the Existing Warrants free and clear of any liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).

5.Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City Time, on or prior to the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the this Agreement, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, the form of New Warrant and the form of New Certificate of Designations and this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

6.Fees.  The Company shall promptly reimburse Kelley Drye & Warren, LLP (counsel to the holder of Series A-1 Preferred Stock of the Company), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby), not to exceed $[▪].  The Holder acknowledges and agrees that Kelley Drye & Warren, LLP solely represents the holder of Series A-1 Preferred Stock of the Company and does not represent any other holder of securities of the Company.

7.Holding Period. For the purposes of Rule 144 of the Securities Act, the Company acknowledges that the holding period of the New Preferred Shares and New Warrants, respectively, may be tacked onto the holding period of the Existing Preferred Shares and Existing Warrants, respectively, and the Company agrees not to take a position contrary to this Section 7.  The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) (i) upon issuance in accordance with the terms of the New Certificate of Designations, the shares of Common Stock issuable upon conversion of the New Preferred Shares are, as of the date hereof, eligible to be resold pursuant to Rule 144 of the Securities Act, (ii) upon issuance in accordance with the terms of the New Warrants (assuming a cashless exercise thereof), the shares of Common Stock issuable upon exercise of the New Warrants are, as of the date hereof, eligible to be resold pursuant to Rule 144 of the Securities Act, (iii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the shares of Common Stock issuable upon conversion of the New Preferred Shares or exercise of the New Warrants becoming ineligible to be resold by the Holder pursuant to Rule 144 of the Securities Act and (ii) in connection with any resale of the shares of Common Stock issuable upon conversion of the New Preferred Shares or exercise of the New Warrants pursuant to Rule 144 of the Securities Act, the Holder shall solely be required to provide reasonable assurances that such shares of Common Stock are eligible for resale, assignment or transfer under Rule 144 of the Securities Act, which shall not include an opinion of Holder’s counsel.  The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of shares of Common Stock in accordance herewith or pursuant to the New Certificate of Designations or the New Warrants.

8.Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Effective Date has not occurred and the Company does not deliver New Preferred Shares and the New Warrants to the Holder in accordance with Section 1 hereof on or prior to December 31, 2016, then, at the election of the Holder delivered in writing to the Company at any time thereafter, this Agreement shall be terminated and be null and void ab initio, the Exchange shall not occur, no amendments hereunder to any of the Transaction Documents shall be effective and the Existing Preferred Shares and the Existing Warrants shall remain outstanding as if this Agreement never existed.

9.Miscellaneous Provisions.  Sections 5.3 to 5.22 of the SPA are hereby incorporated by reference herein, mutatis mutandis.

*Signatures on Next Page*

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date set forth above.

COMPANY

RLJ ENTERTAINMENT, INC.,

By:/s/ NAZIR ROSTOM
Name: Nazir Rostom
Title: Chief Financial Officer

HOLDER

WOLVERINE FLAGSHIP FUND TRADING LIMITED

By: /s/ NIRAJ M. PATEL
Name: Niraj M. Patel
Title: Authorized Signatory

Aggregate number of Existing Preferred Shares:

______________________________________

Aggregate number of shares of Common Stock issuable upon exercise of the Existing Warrants (without regard to any limitations on exercise set forth therein:

______________________________________

Address for Delivery of New Preferred Shares and New Warrants:

______________________________________

______________________________________

______________________________________

[Signature Page to Amendment and Exchange Agreement]

EXHIBIT A

SPA Amendment

EXHIBIT B

New Certificate of Designations

EXHIBIT C

New Warrant